Exhibit 99.1

Colony Credit Real Estate, Inc. Announces

Fourth Quarter and Full Year 2020 Financial Results

LOS ANGELES, February 24, 2021 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (“Colony Credit Real Estate” or the “Company”) today announced its financial results for the fourth quarter and full year ended December 31, 2020 and certain updates. The Company reported fourth quarter 2020 total Company GAAP net loss attributable to common stockholders of $(52.5) million, or $(0.41) per share, and total Company Distributable Loss of $(25.7) million, or $(0.20) per share. Excluding realized gains and losses on sales and fair value adjustments, total Company Adjusted Distributable Earnings of $26.1 million, or $0.20 per share. As of December 31, 2020, total Company GAAP net book value of $12.96 per share and undepreciated book value of $14.14 per share.

Michael J. Mazzei commented, “After an unprecedented year full of uncertainty related to Covid-19, we have successfully stabilized the balance sheet and pivoted the organization to offense. We have approximately $588 millon of cash-on-hand, which provides us with flexibility to protect the balance sheet while growing earnings in 2021.”

Michael J. Mazzei commented, “We realize the importance of a dividend to shareholders and I am happy to announce that we will be reinstituting a quarterly dividend of $0.10 per share for the first quarter of 2021. Through our new loan origination activity and other efforts, we are focused on growing earnings and the dividend over time.”

Supplemental Financial Report

A Fourth Quarter 2020 Supplemental Financial Report will be available on the Shareholders – Events and Presentations section of the Company’s website at www.clncredit.com. This information will be furnished to the SEC in a Current Report on Form 8-K.

Fourth Quarter 2020 Conference Call

The Company will conduct a conference call to discuss the financial results on February 24, 2021 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the event by telephone, please dial (877) 407-0784 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8560. The call will also be broadcast live over the Internet and can be accessed on the Shareholders section of the Company’s website at www.clncredit.com. A webcast of the call will be available for 90 days on the Company’s website.

For those unable to participate during the live call, a replay will be available starting February 24, 2021 at 5:00 p.m. PT / 8:00 p.m. ET, through March 3, 2021, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use conference ID code 13714793. International callers should dial (412) 317-6671 and enter the same conference ID number.

Dividend Announcement

The Company’s Board of Directors declared a quarterly cash dividend of $0.10 per share to holders of Class A common stock for the first quarter of 2021, which will be paid on April 15, 2021 to respective stockholders of record on March 31, 2021.

Non-GAAP Financial Measures and Definitions

Distributable Earnings/Legacy, Non-Strategic Distributable Earnings

We present Distributable Earnings/Legacy, Non-Strategic Distributable Earnings, which is a non-GAAP supplemental financial measure of our performance. Our Distributable Earnings are generated by the Core Portfolio and Legacy, Non-Strategic Distributable Earnings are generated by the Legacy, Non-Strategic Portfolio. We believe that Distributable Earnings/Legacy, Non-Strategic Distributable Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with U.S. GAAP, and this metric is a useful indicator for investors in evaluating and comparing our operating performance to our peers and our ability to pay dividends. We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, beginning with our taxable year ended December 31, 2018. As a REIT, we are required to distribute substantially all of our taxable income and we believe that dividends are one of the principal reasons investors invest in credit or commercial mortgage REITs such as our company. Over time, Distributable Earnings has been a useful indicator of our dividends per share and we consider that measure in determining the dividend, if any, to be paid. This supplemental financial measure also helps us to evaluate our performance excluding the effects of certain transactions and U.S. GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. For information on the fees we pay our Manager, see Note 10, “Related Party Arrangements” to our consolidated financial statements included in the Form 10-K to be filed with the SEC.

We define Distributable Earnings/Legacy, Non-Strategic Distributable Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our OP) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) CECL reserves determined by probability of default/loss given default (“PD/LGD”) model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in U.S. GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Distributable Earnings/Legacy, Non-Strategic Distributable Earnings. For clauses (ix) and (x), such exclusions shall only be applied after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. Distributable Earnings/Legacy, Non-Strategic Distributable Earnings include provision for loan losses when realized. Loan losses are realized when such amounts are deemed nonrecoverable at the time the loan is repaid, or if the underlying asset is sold following foreclosure, or if we determine that it is probable that all amounts due will not be collected; realized loan losses to be included in Distributable Earnings is the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable Earnings/Legacy, Non-Strategic Distributable Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs. In addition, our methodology for calculating Distributable Earnings/Legacy, Non-Strategic Distributable Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Distributable Earnings may not be comparable to the Distributable Earnings reported by other companies.

The Company calculates Distributable Earnings/Legacy, Non-Strategic Distributable Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

Core Portfolio

We present the Core Portfolio, which consists of four business and reportable segments including senior and mezzanine loans and preferred equity, CRE debt securities, net leased real estate and corporate. Senior and mezzanine loans and preferred equity consists of CRE debt investments including senior mortgage loans, mezzanine loans, and preferred equity interests as well as participations in such loans. The segment also includes acquisition, development and construction loan arrangements accounted for as equity method investments as well as loans and preferred equity interests held through joint ventures with an affiliate of Colony Capital which were deconsolidated as a result of our formation transaction and subsequently treated as equity method investments. CRE debt securities include both investment grade and non-investment grade rated CMBS bonds (including “B-pieces” of CMBS securitization pools or “B-Piece” investments). Net leased real estate includes direct investments in commercial real estate principally composed of long-term leases to tenants on a net lease basis, where such tenants are generally responsible for property operating expenses such as insurance, utilities, maintenance capital expenditures and real estate taxes. Corporate includes corporate-level asset management and other fees including expenses related to our secured revolving credit facility, related party and general and administrative expenses related to the Core Portfolio only.

Legacy, Non-Strategic Portfolio

We present the Legacy, Non-Strategic Portfolio, which is a business and reportable segment that consists of direct investments in operating real estate such as multi-tenant office. It also includes two portfolios of real estate private equity interests and certain retail and other legacy loans originated prior to the combination that created the Company. This segment also includes corporate-level asset management and other fees including expenses related to secured revolving credit facility, related party and general and administrative expenses related to the Legacy, Non-strategic Portfolio only. Commencing with reporting in the first quarter of 2021, we will no longer report this segment and the remaining Legacy, Non-Strategic assets will be reported within the Core Portfolio segments.

About Colony Credit Real Estate, Inc.

Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19), the severity of the disease, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, the potential negative impacts of COVID-19 on the global economy and its adverse impact on the real estate market, the economy and the Company’s investments (including, but not limited to, the Los Angeles mixed-use development loan, other hospitality loans, and Dublin development financings), financial condition and business operation; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers’ abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; the Company’s operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony Capital, Inc., any adverse changes in the financial health or otherwise of its manager or Colony Capital, Inc. could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected returns on equity and/or yields on investments; adverse impacts on the Company’s corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company’s liquidity, including margin calls on master repurchase facilities, debt service or lease payment defaults or deferrals, demands for protective advances and capital expenditures, or its ability to continue to generate liquidity from sales of Legacy, Non-Strategic assets; the Company’s ability to liquidate its Legacy, Non-Strategic assets within the projected timeframe or at the projected values; the timing of and ability to deploy available capital; whether the Company will achieve its anticipated 2021 Distributable Earnings per share (as adjusted), or maintain or produce higher Distributable Earnings per share (as adjusted) in the near term or ever; the Company’s ability to maintain or grow the dividend at all in the future, including the Company maintaining its common stock dividend at $0.10 per share for each quarter during calendar year 2021; the timing of and ability to complete repurchases of the Company’s stock; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; whether Colony Capital will continue to serve as our external manager or whether we will pursue another strategic transaction; and the impact of legislative, regulatory and competitive changes, and the actions of government authorities and in particular those affecting the commercial real estate finance and mortgage industry or our business. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and Part II, Item 1A of the Company’s Form 10-Q for the quarter ended September 30, 2020, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations

Colony Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	December 31, 2020	December 31, 2019
Assets
Cash and cash equivalents	$474,817	$69,619
Restricted cash	65,213	126,065
Loans and preferred equity held for investment	2,220,688	2,848,956
Allowance for loan losses	(37,191)	(272,624)

Loans and preferred equity held for investment, net	2,183,497	2,576,332
Real estate securities, available for sale, at fair value	10,389	252,824
Real estate, net	839,257	1,484,796
Investments in unconsolidated ventures ($6,883 and $10,283 at fair value, respectively)	373,364	595,305
Receivables, net	37,375	46,456
Deferred leasing costs and intangible assets, net	75,700	112,762
Assets held for sale	323,356	189,470
Other assets	60,900	87,707
Mortgage loans held in securitization trusts, at fair value	1,768,069	1,872,970

Total assets	$6,211,937	$7,414,306

Liabilities
Securitization bonds payable, net	$835,153	$833,153
Mortgage and other notes payable, net	1,022,757	1,256,112
Credit facilities	535,224	1,099,233
Due to related party	10,060	11,016
Accrued and other liabilities	96,578	140,424
Intangible liabilities, net	7,657	22,149
Liabilities related to assets held for sale	323	294
Escrow deposits payable	36,973	74,497
Dividends payable	—	13,164
Mortgage obligations issued by securitization trusts, at fair value	1,708,534	1,762,914

Total liabilities	4,253,259	5,212,956

Commitments and contingencies
Equity
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	—	—
Common stock, $0.01 par value per share
Class A, 950,000,000 shares authorized, 128,564,930 and 128,538,703 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	1,286	1,285
Additional paid-in capital	2,844,023	2,909,181
Accumulated deficit	(1,234,224)	(819,738)
Accumulated other comprehensive income	54,588	28,294

Total stockholders’ equity	1,665,673	2,119,022
Noncontrolling interests in investment entities	253,225	31,631
Noncontrolling interests in the Operating Partnership	39,780	50,697

Total equity	1,958,678	2,201,350

Total liabilities and equity	$6,211,937	$7,414,306

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net interest income
Interest income	$34,848	$47,696	$156,851	$175,169
Interest expense	(12,128)	(24,225)	(63,043)	(87,730)
Interest income on mortgage loans held in securitization trusts	30,905	20,485	92,461	120,203
Interest expense on mortgage obligations issued by securitization trusts	(29,325)	(18,274)	(83,952)	(109,964)

Net interest income	24,300	25,682	102,317	97,678
Property and other income
Property operating income	37,124	62,562	175,037	253,955
Other income	757	902	1,836	2,333

Total property and other income	37,881	63,464	176,873	256,288
Expenses
Management fee expense	7,504	8,320	29,739	42,390
Property operating expense	10,868	26,725	64,987	112,801
Transaction, investment and servicing expense	2,307	4,178	9,975	7,191
Interest expense on real estate	11,759	13,629	48,860	55,415
Depreciation and amortization	13,000	20,367	59,766	103,220
Provision for loan losses	(1,724)	—	78,561	220,572
Impairment of operating real estate	9,302	(97)	42,814	282,749
Administrative expense (including $1,100, $3,344, $4,367 and $10,810 of equity-based compensation expense, respectively)	6,983	9,541	26,551	31,936

Total expenses	59,999	82,663	361,253	856,274

Other income (loss)
Unrealized gain (loss) on mortgage loans and obligations held in securitization trusts, net	(8,932)	(512)	(50,521)	4,090
Realized gain on mortgage loans and obligations held in	—	—	—	2,772
securitization trusts, net
Other gain (loss), net	11,390	12,857	(118,725)	(972)

Income (loss) before equity in earnings of unconsolidated ventures and income taxes	4,640	18,828	(251,309)	(496,418)
Equity in earnings (loss) of unconsolidated ventures	(65,284)	18,980	(135,173)	36,942
Income tax benefit (expense)	(646)	(2,628)	10,898	(3,172)

Net income (loss)	(61,290)	35,180	(375,584)	(462,648)
Net (income) loss attributable to noncontrolling interests:
Investment entities	7,563	(415)	13,924	38,208
Operating Partnership	1,252	(813)	8,361	9,928

Net income (loss) attributable to Colony Credit Real Estate, Inc. common stockholders	$(52,475)	$33,952	$(353,299)	$(414,512)

Net income (loss) per common share – basic and diluted	$(0.41)	$0.26	$(2.75)	$(3.25)

Weighted average shares of common stock outstanding – basic and diluted	128,581	128,539	128,548	128,391

COLONY CREDIT REAL ESTATE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data) (Unaudited)

GAAP Net Loss to Distributable Loss / Legacy, Non-Strategic Distributable Loss

	Three Months Ended December 31, 2020
	Core Portfolio	Legacy, Non- Strategic Portfolio	Total
Net loss attributable to Colony Credit Real Estate, Inc. common stockholders	$(42,742)	$(9,733)	$(52,475)
Adjustments:
Net loss attributable to noncontrolling interest of the Operating Partnership	(1,019)	(233)	(1,252)
Non-cash equity compensation expense	880	220	1,100
Transaction costs	243	61	304
Depreciation and amortization	9,669	3,494	13,163
Net unrealized loss (gain) on investments:
Impairment of operating real estate and preferred equity	—	9,302	9,302
Other unrealized loss on investments	10,526	—	10,526
CECL reserves	(1,650)	—	(1,650)
Gains on sales of real estate and preferred equity	(585)	(3,893)	(4,478)
Adjustments related to noncontrolling interests in investment entities	—	(198)	(198)

Distributable Loss / Legacy, Non-Strategic Distributable Loss attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$(24,678)	$(980)	$(25,658)

Distributable Loss / Legacy, Non-Strategic Distributable Loss per share(1)	$(0.19)	$(0.01)	$(0.20)

Weighted average number of common shares and OP units(1)	131,657	131,657	131,657

(1)

The Company calculates Distributable Loss / LNS Distributable Loss per share, which are non-GAAP financial measures, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the three months ended December 31, 2020, the weighted average number of common shares and OP units was approximately 131.7 million; includes 3.1 million of OP units

Distributable Loss / Legacy, Non-Strategic Distributable Loss to Adjusted Distributable Earnings / Legacy, Non-Strategic Distributable Earnings

	Three Months Ended December 31, 2020
	Core Portfolio	Legacy, Non- Strategic Portfolio	Total
Distributable Loss / Legacy, Non-Strategic Distributable Loss attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$(24,678)	$(980)	$(25,658)
Adjustments:
Realized gain on CRE debt securities sales	(9,736)	—	(9,736)
Fair value adjustments on investments in unconsolidated ventures	57,743	—	57,743
Realized loss on investments in unconsolidated ventures	—	2,598	2,598
Income tax expense	—	1,113	1,113

Adjusted Distributable Earnings / Legacy, Non-Strategic Distributable Earnings attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership(1)	$23,329	$2,731	$26,060

Adjusted Distributable Earnings / Legacy, Non-Strategic Distributable Earnings per share(1)(2)	$0.18	$0.02	$0.20

Weighted average number of common shares and OP units(2)	131,657	131,657	131,657

(1)	Adjusted Distributable Earnings / LNS Distributable Earnings excludes realized gains and losses on sales and fair value adjustments
(2)

The Company calculates Adjusted Distributable Earnings / LNS Distributable Earnings per share, which are non-GAAP financial measures, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the three months ended December 31, 2020, the weighted average number of common shares and OP units was approximately 131.7 million; includes 3.1 million of OP units

GAAP Net Book Value to Undepreciated Book Value

	As of December 31, 2020
	Core Portfolio	Legacy, Non- Strategic Portfolio	Total
GAAP net book value (excl. noncontrolling interests in investment entities)	$1,709,289	$(3,836)	$1,705,453
Accumulated depreciation and amortization(1)	94,078	61,752	155,830

Undepreciated book value	$1,803,367	$57,916	$1,861,283

GAAP net book value per share (excl. noncontrolling interests in investment entities)	$12.98	$(0.02)	$12.96
Accumulated depreciation and amortization per share(1)	0.72	0.46	1.18

Undepreciated book value per share	$13.70	$0.44	$14.14

Total common shares and OP units outstanding(2)	131,641	131,641	131,641

(1)	Represents at-share net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities
(2)

The Company calculates GAAP net book value (excluding noncontrolling interests in investment entities) per share and undepreciated book value per share, which are non-GAAP financial measures, based on the total number of common shares and OP units (held by members other than the Company or its subsidiaries) outstanding at the end of the reporting period. As of December 31, 2020, the total number of common shares and OP units outstanding was approximately 131.6 million